EXHIBIT 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2011	2010

ASSETS

Current Assets:
Cash and Cash Equivalents	$16,721	$23,395
Receivables, Net	494,552	523,644
Unbilled Revenues	138,110	208,834
Taxes Receivable	203	89,638
Fuel, Materials and Supplies	237,794	244,043
Regulatory Assets	235,460	238,699
Marketable Securities	74,525	78,306
Prepayments and Other Current Assets	130,010	100,441
Total Current Assets	1,327,375	1,507,000

Property, Plant and Equipment, Net	10,096,063	9,567,726

Deferred Debits and Other Assets:
Regulatory Assets	2,706,053	2,756,580
Goodwill	287,591	287,591
Marketable Securities	52,181	51,201
Derivative Assets	91,430	123,242
Other Long-Term Assets	168,024	179,261
Total Deferred Debits and Other Assets	3,305,279	3,397,875

Total Assets	$14,728,717	$14,472,601

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2011	2010

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable to Banks	$30,000	$267,000
Long-Term Debt - Current Portion	334,327	66,286
Accounts Payable	476,214	417,285
Obligations to Third Party Suppliers	77,760	74,659
Accrued Taxes	115,285	107,067
Accrued Interest	77,319	74,740
Regulatory Liabilities	174,562	99,403
Derivative Liabilities	110,653	71,501
Other Current Liabilities	139,187	167,206
Total Current Liabilities	1,535,307	1,345,147

Rate Reduction Bonds	130,374	181,572

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	1,814,976	1,636,750
Regulatory Liabilities	276,222	339,655
Derivative Liabilities	909,252	909,668
Accrued Pension	701,993	802,195
Other Long-Term Liabilities	671,046	695,915
Total Deferred Credits and Other Liabilities	4,373,489	4,384,183

Capitalization:
Long-Term Debt	4,614,697	4,632,866

Noncontrolling Interest in Consolidated Subsidiary:
Preferred Stock Not Subject to Mandatory Redemption	116,200	116,200

Equity:
Common Shareholders' Equity:
Common Shares	980,054	978,909
Capital Surplus, Paid In	1,792,593	1,777,592
Retained Earnings	1,587,528	1,452,777
Accumulated Other Comprehensive Loss	(55,214)	(43,370)
Treasury Stock	(348,764)	(354,732)
Common Shareholders' Equity	3,956,197	3,811,176
Noncontrolling Interests	2,453	1,457
Total Equity	3,958,650	3,812,633
Total Capitalization	8,689,547	8,561,699

Total Liabilities and Capitalization	$14,728,717	$14,472,601

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2011	2010	2011	2010

Operating Revenues	$1,114,892	$1,243,337	$3,397,624	$3,694,182

Operating Expenses:
Fuel, Purchased and Net Interchange Power	399,941	494,125	1,214,350	1,539,703
Other Operating Expenses	237,576	233,472	752,372	688,409
Maintenance	58,949	49,951	205,538	162,405
Depreciation	75,196	70,954	222,784	228,685
Amortization of Regulatory Assets, Net	36,740	50,341	88,409	50,908
Amortization of Rate Reduction Bonds	17,680	60,434	52,047	175,000
Taxes Other Than Income Taxes	84,994	84,427	252,817	244,431
Total Operating Expenses	911,076	1,043,704	2,788,317	3,089,541
Operating Income	203,816	199,633	609,307	604,641

Interest Expense:
Interest on Long-Term Debt	57,461	57,802	171,905	173,594
Interest on Rate Reduction Bonds	2,018	4,661	6,889	16,985
Other Interest	4,453	3,435	5,922	9,778
Interest Expense	63,932	65,898	184,716	200,357
Other Income, Net	1,430	10,118	19,077	19,726
Income Before Income Tax Expense	141,314	143,853	443,668	424,010
Income Tax Expense	49,883	41,918	157,934	161,126
Net Income	91,431	101,935	285,734	262,884
Net Income Attributable to Noncontrolling Interests	1,470	1,411	4,340	4,204
Net Income Attributable to Controlling Interests	$89,961	$100,524	$281,394	$258,680

Basic Earnings Per Common Share	$0.51	$0.57	$1.59	$1.47

Diluted Earnings Per Common Share	$0.51	$0.57	$1.58	$1.46

Dividends Declared Per Common Share	$0.28	$0.26	$0.83	$0.77

Weighted Average Common Shares Outstanding:
Basic	177,497,862	176,752,714	177,344,481	176,557,889
Diluted	177,835,348	177,012,278	177,647,694	176,762,088

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(Thousands of Dollars)	2011	2010

Operating Activities:
Net Income	$285,734	$262,884
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	12,435	24,632
Depreciation	222,784	228,685
Deferred Income Taxes	133,528	105,070
Pension and PBOP Expense	103,106	74,744
Pension and PBOP Contributions	(159,220)	(78,035)
Regulatory (Underrecoveries)/Overrecoveries, Net	(26,001)	44,479
Amortization of Regulatory Assets, Net	88,409	50,908
Amortization of Rate Reduction Bonds	52,047	175,000
Derivative Assets and Liabilities	(33,767)	(9,228)
Other	(14,802)	(46,190)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	61,657	20,905
Fuel, Materials and Supplies	(4,072)	33,337
Taxes Receivable/Accrued	109,410	(12,904)
Accounts Payable	66,618	(59,601)
Other Current Assets and Liabilities	(9,419)	28,961
Net Cash Flows Provided by Operating Activities	888,447	843,647

Investing Activities:
Investments in Property, Plant and Equipment	(749,060)	(677,579)
Proceeds from Sales of Marketable Securities	116,463	146,305
Purchases of Marketable Securities	(118,251)	(148,075)
Proceeds from Sale of Assets	46,841	-
Other Investing Activities	(5,849)	(10,412)
Net Cash Flows Used in Investing Activities	(709,856)	(689,761)

Financing Activities:
Cash Dividends on Common Shares	(145,865)	(135,349)
Cash Dividends on Preferred Stock	(4,169)	(4,169)
(Decrease)/Increase in Short-Term Debt	(237,000)	55,687
Issuance of Long-Term Debt	382,000	145,000
Retirements of Long-Term Debt	(124,086)	(4,286)
Retirements of Rate Reduction Bonds	(51,198)	(195,724)
Other Financing Activities	(4,947)	(818)
Net Cash Flows Used in Financing Activities	(185,265)	(139,659)
Net (Decrease)/Increase in Cash and Cash Equivalents	(6,674)	14,227
Cash and Cash Equivalents - Beginning of Period	23,395	26,952
Cash and Cash Equivalents - End of Period	$16,721	$41,179

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.